Exhibit (a)(5)(SS)

Notice by E.ON AG Regarding its U.S. Offer for all Outstanding Ordinary Shares and ADSs of Endesa, S.A. for €38.75 Per Ordinary Share and Per ADS THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 6:00 P.M., NEW YORK CITY TIME, ON MARCH 29, 2007, UNLESS THE U.S. OFFER IS EXTENDED OR UNLESS IT LAPSES OR IS WITHDRAWN. E.ON Aktiengesellschaft (“E.ON”), through its wholly owned subsidiary E.ON Zwolfte Verwaltungs GmbH, is offering to acquire all the outstanding ordinary shares, par value €1.20 per share (the “ordinary shares”), and American depositary shares (the “ADSs”, and together with the ordinary shares, the “Endesa securities”) of Endesa, S.A., a Spanish public limited company (“Endesa”), at a price of €38.75 in cash for each ordinary share and each ADS, upon the terms and subject to the conditions of the U.S. offer (the “U.S. Offer”) (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment), as described in the U.S. Offer to Purchase dated January 26, 2007, as amended and supplemented by the Supplement to the U.S. Offer to Purchase dated February 14, 2007 (as so amended and supplemented, the “U.S. Offer to Purchase”). The U.S. Offer is open to holders of ordinary shares who are resident in the United States and to all holders of ADSs, wherever located. E.ON is also making a separate, concurrent Spanish offer (the “Spanish Offer” and, together with the U.S. Offer, the “Offers”) for the ordinary shares. The U.S. Offer is subject to the satisfaction or waiver by E.ON of the following conditions: There shall have been validly deposited pursuant to the U.S. Offer and the Spanish Offer and not withdrawn at the expiration of the U.S. Offer at least an aggregate of 529,481,934 ordinary shares (including ordinary shares represented by ADSs), representing 50.01% of the shares of Endesa’s share capital (the “minimum tender condition’’). The completion under the Spanish Offer shall have occurred. E.ON has received relief from the SEC to permit E.ON, following the expiration of the acceptance period of the U.S. Offer, to reduce or waive the minimum tender condition in accordance with Spanish law and practice in the event that the minimum tender condition has not been satisfied, without extending the acceptance period of, or extending withdrawal rights under, the U.S. Offer. Pursuant to Spanish law, E.ON is required to determine whether or not to reduce or waive the minimum tender condition no later than the day after the CNMV’s notification to E.ON of the anticipated number of acceptances of the Offers. This notification will be made no later than eight Spanish business days after the expiration date of the Spanish Offer. E.ON hereby announces that it may waive the minimum tender condition to its Offers in accordance with Spanish law and practice without any further prior notice. Endesa investors who already have tendered their Endesa securities in the U.S. Offer should withdraw their tenders immediately if their willingness to tender will be affected by such waiver of the minimum tender condition. Tenders of ordinary shares and ADSs into the U.S. Offer may be withdrawn in accordance with the procedures set forth in the U.S. Offer to Purchase at any time before 6:00 p.m., New York City time, on March 29, 2007, unless E.ON extends the U.S. Offer or unless it lapses or is withdrawn. To accept the U.S. Offer, holders of ordinary shares who hold their ordinary shares through a custodian, such as a broker, dealer, commercial bank, trust company or other nominee, must complete and sign the Share Form of Acceptance and send it to Mellon Investor Services LLC, the U.S. Tender Agent for the U.S. Offer, and instruct their custodian to transfer their ordinary shares to the U.S. Tender Agent’s account at Santander Investment S.A., its custodian in Spain, in each case before the expiration of the acceptance period. Holders of ADSs in certificate form must deliver their American depositary receipts representing their ADSs, together with a completed and signed ADS Letter of Transmittal, to the U.S. Tender Agent along with any other required documents. If the ADSs are held through a custodian, such as a broker, dealer, commercial bank, trust company or other nominee, the custodian can tender the ADSs through The Depository Trust Company. If it is not possible to complete the tender of the Endesa securities in the manner described above on a timely basis, holders may nevertheless be able to tender their Endesa securities by following the procedures for guaranteed delivery described in the U.S. Offer to Purchase. The U.S. Offer to Purchase, the ADS Letter of Transmittal, the Share Form of Acceptance and the Notice of Guaranteed Delivery contain important information, which should be read carefully prior to making any decision regarding whether or not to tender ordinary shares and ADSs. Questions and requests for assistance may be directed to Innisfree M&A Incorporated, the Information Agent, at its telephone number or address set forth below. Additional copies of the U.S. Offer to Purchase, the Supplement to the U.S. Offer to Purchase dated February 14, 2007, the Share Form of Acceptance, the ADS Letter of Transmittal, the Notice of Guaranteed Delivery and other related materials may also be obtained free of charge from the Information Agent. The Information Agent for the U.S. Offer is: Innisfree M&A Incorporated 501 Madison Avenue, 20th Floor New York, New York 10022 Holders of Ordinary Shares and ADSs Call Toll-Free: (888) 750-5834 Banks and Brokers Call Collect: (212) 750-5833 March 22, 2007